As filed with the Securities and Exchange Commission on October 15, 2004
Registration Nos. 333-118256, 333-118256-01,
333-118256-02, 333-118256-03

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nissan Auto Lease Trust 2004-A

(Issuer with respect to the Notes)
Nissan Auto Leasing LLC II
(Originator of the Note Issuer and Transferor of the SUBI Certificate to the Note Issuer)
NILT Trust
(Transferor of the SUBI Certificate to Nissan Auto Leasing LLC II)
Nissan-Infiniti LT
(Issuer with respect to the SUBI Certificate)
(Exact name of registrants as specified in their charters)

Delaware (State or other jurisdiction of incorporation or organization)	6189 (Primary Standard Industrial Classification Code Number)	Nissan Auto Leasing LLC II 95-4885574 NILT Trust 52-6935346 Nissan-Infiniti LT 33-6266449 Nissan Auto Lease Trust 2004-A 51-6557795 (I.R.S. Employer Identification No.)

990 W. 190th Street

Torrance, California 90502
(310) 719-8583
(Address, including zip code, and telephone number, including area code, of principal executive offices of
Nissan Auto Lease Trust 2004-A, Nissan Auto Leasing LLC II, NILT Trust, and Nissan-Infiniti LT)

Jin W. Kim, Esq.

Nissan North America, Inc.
990 W. 190th Street
Torrance, California 90502
(310) 719-8583
(Name, address, including zip code, and telephone number, including area code, of agent for service with respect to the registrants)

Copies to:

Daniel F. Passage, Esq.

Warren R. Loui, Esq.
O’Melveny & Myers LLP
400 South Hope Street
Los Angeles, California 90071
(213) 430-6000

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

CALCULATION OF REGISTRATION FEE

	Amount to be		Proposed Maximum
Proposed Title of Each Class of	Registered Price	Proposed Maximum	Aggregate	Amount of
Securities to be Registered	Per Unit(1)	Offering	Offering Price(1)	Registration Fee(1)

Asset Backed Notes, Class A-1	$265,000,000	100%	$265,000,000	$33,575.50

Asset Backed Notes, Class A-2	$260,000,000	100%	$260,000,000	$32,942.00

Asset Backed Notes, Class A-3	$357,000,000	100%	$357,000,000	$45,231.90

Asset Backed Notes, Class A-4a	$588,000,000	100%	$588,000,000	$74,499.60

Asset Backed Notes, Class A-4b

Special Unit of Beneficial Interest Certificate(2)	N/A	N/A	N/A	N/A

Total	$1,470,000,000	100%	$1,470,000,000	$186,249.00(3)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	The Special Unit of Benefit Interest (“SUBI”) issued by Nissan-Infiniti LT will constitute a beneficial interest in specified assets of Nissan-Infiniti LT, including certain Nissan vehicle leases and related Nissan leased vehicles. The SUBI is not being offered to investors hereunder. A SUBI Certificate issued by Nissan-Infiniti LT, and representing the SUBI will be transferred by NILT Trust to Nissan Auto Leasing LLC II, and from Nissan Auto Leasing LLC II to the Nissan Auto Lease Trust 2004-A at the time it issues the Asset-Back Notes. The SUBI Certificate is not being offered to investors hereunder.

(3)	Previously paid to the Securities and Exchange Commission.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Part II

Information Not Required in Prospectus

Item 13.     Other Expenses of Issuance and Distribution

      The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$186,249.00
Blue Sky Fees and Expenses	$10,000.00
Printing Expenses	$80,000.00
Trustee Fees and Expenses	$20,000.00
Legal Fees and Expenses	$150,000.00
Accounting Fees and Expenses	$80,000.00
Rating Agencies’ Fees	$320,000.00
Miscellaneous	$20,000.00

Item 14.	Indemnification of Directors and Officers

Item 14.1 Nissan Auto Leasing LLC II

      Section 18-108 of the Limited Liability Company Act of Delaware (the “Act”) empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreement (the “Agreement”) of Nissan Auto Leasing LLC II (the “Company”) provides:

      Subject to the following sentences, the Company shall have the authority, to the maximum extent permitted by the Act and other applicable law, and hereby does indemnify each of its Managers, Officers, employees and agents to the fullest extent permissible under Delaware law and this Agreement. Subject to the preceding and following sentences, the Company shall indemnify its Officers and Managers against expenses, judgment, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an Officer or Manager of the Company, and shall advance to such Officer or Manager expenses incurred in defending any such proceeding to the maximum extent permitted by law. Notwithstanding the foregoing, if the Company has outstanding any securities, the Company’s obligations to pay any amount as indemnification or as an advance of expenses (other than amounts received from insurance policies) shall be fully subordinated to payment of amounts then due on the securities and, in any case, (i) nonrecourse to any of the Company’s assets pledged to secure such securities, and (ii) shall not constitute a claim against the Company to the extent that funds are insufficient to pay such amounts. For purposes of this section, an “Officer” or “Manager” of the Company shall mean any person who is an Officer or Manager of the Company, or is serving at the request of the Company as a director or officer of another corporation or other enterprise.

Item 14.2 Nissan-Infiniti LT, NILT Trust, Nissan Auto Lease Trust 2004-A

      Section 3803 of the Delaware Business Trust Statute provides as follows:

3803. Liability of beneficial owners and trustees.

      (a)     Except to the extent otherwise provided in the governing instrument of the statutory trust, the beneficial owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State.

      (b)     Except to the extent otherwise provided in the governing instrument of a statutory trust, a trustee, when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof.

      (c)     Except to the extent otherwise provided in the governing instrument of a statutory trust, an officer, employee, manager or other person acting pursuant to § 3806(b)(7) of this title, when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof.

           3817. Indemnification.

      (a)     Subject to such standards and restrictions, if any, as are set forth in the governing instrument of a statutory trust, a statutory trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

      (b)     The absence of a provision for indemnity in the governing instrument of a statutory trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of this State.

      The Amended and Restated Trust and Servicing Agreement for Nissan-Infiniti LT (as used in this paragraph, the “Agreement”) provides that the trustee and the trust agent for Nissan-Infiniti LT shall be indemnified and held harmless out of and to the extent of the trust assets with respect to any loss incurred by the trustee arising out of or incurred in connection with (i) any trust assets (including any loss relating to leases, leased vehicles, consumer fraud, consumer leasing act violations, misrepresentations, deceptive and unfair trade practices and any other loss arising in connection with any lease, personal injury or property damage claims arising with respect to any leased vehicle or any loss with respect to any tax arising with respect to any trust asset), or (ii) the acceptance or performance by the trustee of the trusts and duties contained in the Agreement and any other trust document, with any allocation of such indemnification among the trust assets to be made as provided for in the Agreement or in a supplement; provided however, that the trustee shall not be indemnified or held harmless out of the trust assets as to any such loss (a) for which the servicer shall be liable pursuant to the Agreement or any supplement, (b) incurred by reason of such trustee’s or such trust agent’s willful misconduct, bad faith or negligence, or (c) incurred by reason of the trustee’s willful misconduct, bad faith or negligence, or (d) incurred by reason of the trustee’s breach of the Agreement, or its representations and warranties pursuant to any servicing agreement.

      The Amended and Restated Trust Agreement for NILT Trust (as used in this paragraph, the “Agreement”) provides that the trustee and its agents will be indemnified and held harmless against any loss, liability or expense incurred without negligence, bad faith or willful misconduct on their part, arising out of their acceptance or administration of the trust and duties under the Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Agreement.

      The Amended and Restated Trust Agreement for Nissan Auto Lease Trust 2004-A (as used in this paragraph, the “Agreement”) shall provide that the owner trustee, the registrar and any paying agent of the Nissan Auto Lease Trust 2004-A (collectively the “Indemnified Parties”) shall not be liable for any obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements, including reasonable legal fees and expenses (collectively the “Claims”) that may at any time be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the owner trust estate, the Basic Documents (as that term is defined in the Agreement), the administration of the owner trust estate or the action or inaction of the owner trustee, provided, however, that the Indemnified Parties shall be liable for any expenses resulting from any income taxes on any fees payable to any Indemnified Party for any willful misconduct, bad faith or negligence on the part of the owner trustee or in the case of the inaccuracy of any representation or warranty of the owner trustee.

Item 15.	Recent Sales of Unregistered Securities.

      1.     (a)     Securities Sold. On November 21, 2002, Nissan Auto Lease Trust 2002-A issued $1,086,440,000 of asset-backed notes (the “Notes”).

             (b)     Underwriters and Other Purchasers. The securities were purchased by the following underwriters: Merrill Lynch & Co., ABN AMRO Incorporated, JP Morgan, Morgan Stanley, Salomon Smith Barney, SG Cowen, and The Williams Capital Group, L.P. The Notes were subsequently resold by the underwriters to “Qualified Institutional Buyers,” as defined in Rule 144A under the Securities Act of 1933.

             (c)     Consideration. The aggregate offering price for the Class A-1, Class A-2, Class A-3a and Class A-3b Notes was $1,086,440,000. The aggregate underwriting discount for the Class A-1, Class A-2, Class A-3a and Class A-3b Notes, calculated as the difference between the aggregate offering price and the aggregate purchase price for the underwriters, was $2,733,801.10.

             (d)     Exemption from registration claim. The Notes were eligible for purchase pursuant to Rule 144A under the Securities Act of 1933. The Notes were offered by the underwriters (the “Initial Purchasers”) only to “Qualified Institutional Buyers” (as that term is defined in Rule 144A) to whom the offering circular has been furnished.

      2.     (a)     Securities Sold. On November 15, 2001, Nissan Auto Lease Trust 2001-A issued $1,100,054,000 of asset-backed notes (the “Notes”).

             (b)     Underwriters and Other Purchasers. The securities were purchased by the following underwriters: Merrill Lynch & Co., ABN AMRO Incorporated, JP Morgan, Salomon Smith Barney, SG Cowen, and The Williams Capital Group, L.P. The Notes were subsequently resold by the underwriters to “Qualified Institutional Buyers,” as defined in Rule 144A under the Securities Act of 1933.

             (c)     Consideration. The aggregate offering price for the Class A-1, Class A-2, Class A-3 and Class A-4 Notes was $1,100,054,000. The aggregate underwriting discount for the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, calculated as the difference between the aggregate offering price and the aggregate purchase price for the underwriters, was $3,058,356.58.

             (d)     Exemption from registration claim. The Notes were eligible for purchase pursuant to Rule 144A under the Securities Act of 1933. The Notes were offered by the underwriters (the “Initial Purchasers”) only to “Qualified Institutional Buyers” (as that term is defined in Rule 144A) to whom the offering circular has been furnished.

Item 16.	Exhibits and Financial Statements

a.     Exhibits:

1.1	Form of Underwriting Agreement**
3.1	Certificate of Formation of Nissan Auto Leasing LLC II***
3.2	Limited Liability Company Agreement of Nissan Auto Leasing LLC II***
4.1	Form of Indenture, by and between Nissan Auto Lease Trust 2004-A and U.S. Bank National Association, as Indenture Trustee (including form of the Notes)***
5.1	Form of Opinion of O’Melveny and Myers LLP with respect to legality***
8.1	Form of Opinion of O’Melveny and Myers LLP with respect to tax matters***
10.1	Form of Agreement of Definitions among Nissan Motor Acceptance Corporation, Nissan-Infiniti LT, NILT, Inc., NILT Trust, Nissan Auto Leasing LLC II, Nissan Auto Lease Trust 2004-A, Wilmington Trust Company, as Owner Trustee, and U.S. Bank National Association, as Trust Agent and Indenture Trustee***
10.2	Amended and Restated Trust and Servicing Agreement for Nissan-Infiniti LT, dated as of August 26, 1998, among NILT Trust, as Grantor and UTI Beneficiary, Nissan Motor Acceptance Corporation, as Servicer, NILT, Inc., as Trustee, Wilmington Trust Company, as Delaware Trustee, and U.S. Bank National Association, as Trust Agent***
10.3	Form of 2004-A SUBI Supplement among NILT Trust, as Grantor and UTI Beneficiary, Nissan Motor Acceptance Corporation, as Servicer, NILT, Inc., as Trustee, Wilmington Trust Company, as Delaware Trustee, and U.S. Bank National Association, as Trust Agent***
10.4	Servicing Agreement, dated as of March 1, 1999, among Nissan-Infiniti LT, as Titling Trust, NILT Trust, as UTI Beneficiary, and Nissan Motor Acceptance Corporation, as Servicer***

10.5	First Amendment to Servicing Agreement, dated as of January 3, 2001, among Nissan-Infiniti LT, as Origination Trust, NILT Trust, as UTI Beneficiary, and Nissan Motor Acceptance Corporation, as Registered Pledgee and Servicer***
10.6	Form of 2004-A Servicing Supplement among Nissan-Infiniti LT, as Titling Trust, NILT Trust, as UTI Beneficiary, and Nissan Motor Acceptance Corporation, as Servicer***
10.7	Form of Amended and Restated Trust Agreement for Nissan Auto Lease Trust 2004-A, between Nissan Auto Leasing LLC II, as Transferor, and Wilmington Trust Company, as Owner Trustee***
10.8	Amended and Restated Trust Agreement for NILT Trust, dated as of March 1, 1999, among Nissan Motor Acceptance Corporation, as Grantor and Beneficiary, U.S. Bank National Association, as Trustee, Nissan Motor Acceptance Corporation, as Administrator, and Wilmington Trust Company, as Delaware Trustee***
10.9	Form of Trust Administration Agreement among Nissan Auto Lease Trust 2004-A, Nissan Motor Acceptance Corporation, as Administrative Agent, Nissan Auto Leasing LLC II, as Transferor, and U.S. Bank National Association, as Indenture Trustee***
10.10	Form of Back-Up Security Agreement among Nissan Motor Acceptance Corporation, Nissan-Infiniti LT, NILT Trust, Nissan Auto Leasing LLC II, as Transferor, Nissan Auto Lease Trust 2004-A, and U.S. Bank National Association, as Indenture Trustee***
10.11	Form of Control Agreement among Nissan Auto Lease Trust 2004-A, U.S. Bank National Association, as Indenture Trustee, and U.S. Bank National Association, as Securities Intermediary
10.12	Form of SUBI Certificate Transfer Agreement between NILT Trust, as Transferor, and Nissan Auto Leasing LLC II, as Transferee***
10.13	Form of Trust SUBI Certificate Transfer Agreement between Nissan Auto Leasing LLC II, as Transferor, and Nissan Auto Lease Trust 2004-A, as Transferee***
23.1	Form of Consent of O’Melveny & Myers LLP (included as part of Exhibits 5.1, 8.1)***
24.1	Powers of Attorney (included on the Signature Pages to this Registration Statement)***
25.1	Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1***

**	Filed herewith.

***	Previously filed.

b.     Financial Statement Schedules:

      Not applicable.

Item 17.	Undertakings

Each of the undersigned registrants hereby undertakes as follows:

      (a) To provide to the Underwriters at the closing date specified in the underwriting agreements certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

      (b) Insofar as indemnification for liabilities arising under the Securities At of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

      (d) For the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

      (f) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant, Nissan Auto Leasing LLC II, duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on October 15, 2004.

NISSAN AUTO LEASING LLC II, a Delaware limited liability company

By:	/s/ JIN W. KIM

Jin W. Kim

Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

* Steven R. Lambert		President and Director	October 15, 2004

* Joji Tagawa		Treasurer and Director	October 15, 2004

* Susan M. Derian		Director	October 15, 2004

* H. Edward Matveld		Director	October 15, 2004

* Cheryl A. Lawrence		Director	October 15, 2004

*By:	/s/ JIN W. KIM Jin W. Kim Attorney-in-Fact

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant Nissan Auto Lease Trust 2004-A has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on October 15, 2004.

NISSAN AUTO LEASE TRUST 2004-A, a Delaware statutory trust

By:	Nissan Auto Leasing LLC II, solely as originator of Nissan Auto Lease Trust 2004-A

By:	/s/ JIN W. KIM

Jin W. Kim

Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Director		Title	Date

* Steven R. Lambert		President and Director	October 15, 2004

* Joji Tagawa		Treasurer and Director	October 15, 2004

* Susan M. Derian		Director	October 15, 2004

* H. Edward Matveld		Director	October 15, 2004

* Cheryl A. Lawrence		Director	October 15, 2004

*By:	/s/ JIN W. KIM Jin W. Kim Attorney-in-Fact

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant NILT Trust certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on October 15, 2004.

NILT TRUST, a Delaware statutory trust

By:	Nissan Motor Acceptance Corporation, solely as grantor and beneficiary

By:	/s/ JIN W. KIM

Jin W. Kim

Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

* Steven R. Lambert		President and Director	October 15, 2004

* Joji Tagawa		Treasurer	October 15, 2004

* James C. Morton, Jr.		Director	October 15, 2004

* Akira Sato		Director	October 15, 2004

* Alain-Pierre Raynaud		Director	October 15, 2004

*By:	/s/ JIN W. KIM Jin W. Kim Attorney-in-Fact

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant Nissan-Infiniti LT certifies that it has duly caused this the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on October 15, 2004.

NISSAN-INFINITI LT, a Delaware statutory trust

By:	Nissan Motor Acceptance Corporation, solely as grantor and beneficiary

By:	/s/ JIN W. KIM

Jin W. Kim

Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

* Steven R. Lambert		President and Director	October 15, 2004

* Joji Tagawa		Treasurer	October 15, 2004

* James C. Morton, Jr.		Director	October 15, 2004

* Akira Sato		Director	October 15, 2004

* Alain-Pierre Raynaud		Director	October 15, 2004

*By:	/s/ JIN W. KIM Jin W. Kim Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Exhibit

1.1	Form of Underwriting Agreement**
3.1	Certificate of Formation of Nissan Auto Leasing LLC II***
3.2	Limited Liability Company Agreement of Nissan Auto Leasing LLC II***
4.1	Form of Indenture, by and between Nissan Auto Lease Trust 2004-A and U.S. Bank National Association, as Indenture Trustee (including form of the Notes)***
5.1	Form of Opinion of O’Melveny and Myers LLP with respect to legality***
8.1	Form of Opinion of O’Melveny and Myers LLP with respect to tax matters***
10.1	Form of Agreement of Definitions among Nissan Motor Acceptance Corporation, Nissan-Infiniti LT, NILT, Inc., NILT Trust, Nissan Auto Leasing LLC II, Nissan Auto Lease Trust 2004-A, Wilmington Trust Company, as Owner Trustee, and U.S. Bank National Association, as Trust Agent and Indenture Trustee***
10.2	Amended and Restated Trust and Servicing Agreement for Nissan-Infiniti LT, dated as of August 26, 1998, among NILT Trust, as Grantor and UTI Beneficiary, Nissan Motor Acceptance Corporation, as Servicer, NILT, Inc., as Trustee, Wilmington Trust Company, as Delaware Trustee, and U.S. Bank National Association, as Trust Agent***
10.3	Form of 2004-A SUBI Supplement among NILT Trust, as Grantor and UTI Beneficiary, Nissan Motor Acceptance Corporation, as Servicer, NILT, Inc., as Trustee, Wilmington Trust Company, as Delaware Trustee, and U.S. Bank National Association, as Trust Agent***
10.4	Servicing Agreement, dated as of March 1, 1999, among Nissan-Infiniti LT, as Titling Trust, NILT Trust, as UTI Beneficiary, and Nissan Motor Acceptance Corporation, as Servicer***
10.5	First Amendment to Servicing Agreement, dated as of January 3, 2001, among Nissan-Infiniti LT, as Origination Trust, NILT Trust, as UTI Beneficiary, and Nissan Motor Acceptance Corporation, as Registered Pledgee and Servicer***
10.6	Form of 2004-A Servicing Supplement among Nissan-Infiniti LT, as Titling Trust, NILT Trust, as UTI Beneficiary, and Nissan Motor Acceptance Corporation, as Servicer***
10.7	Form of Amended and Restated Trust Agreement for Nissan Auto Lease Trust 2004-A, between Nissan Auto Leasing LLC II, as Transferor, and Wilmington Trust Company, as Owner Trustee***
10.8	Amended and Restated Trust Agreement for NILT Trust, dated as of March 1, 1999, among Nissan Motor Acceptance Corporation, as Grantor and Beneficiary, U.S. Bank National Association, as Trustee, Nissan Motor Acceptance Corporation, as Administrator, and Wilmington Trust Company, as Delaware Trustee***
10.9	Form of Trust Administration Agreement among Nissan Auto Lease Trust 2004-A, Nissan Motor Acceptance Corporation, as Administrative Agent, Nissan Auto Leasing LLC II, as Transferor, and U.S. Bank National Association, as Indenture Trustee***
10.10	Form of Back-Up Security Agreement among Nissan Motor Acceptance Corporation, Nissan-Infiniti LT, NILT Trust, Nissan Auto Leasing LLC II, as Transferor, Nissan Auto Lease Trust 2004-A, and U.S. Bank National Association, as Indenture Trustee***
10.11	Form of Control Agreement among Nissan Auto Lease Trust 2004-A, U.S. Bank National Association, as Indenture Trustee, and U.S. Bank National Association, as Securities Intermediary***
10.12	Form of SUBI Certificate Transfer Agreement between NILT Trust, as Transferor, and Nissan Auto Leasing LLC II, as Transferee***
10.13	Form of Trust SUBI Certificate Transfer Agreement between Nissan Auto Leasing LLC II, as Transferor, and Nissan Auto Lease Trust 2004-A, as Transferee***
23.1	Form of Consent of O’Melveny & Myers LLP (included as part of Exhibits 5.1, 8.1)***
24.1	Powers of Attorney (included on the Signature Pages to this Registration Statement)***
25.1	Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1***

**	Filed herewith.

***	Previously filed.